UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2008

Fortune Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On October 8, 2008, Fortune Brands, Inc. (“Fortune Brands”) entered into a $400 million unsecured, three-year term loan agreement among Fortune Brands, the lenders party thereto, Barclays Capital and The Royal Bank of Scotland plc, as Syndication Agents, and Barclays Bank PLC (“Barclays”), as Administrative Agent (the “Term Loan Agreement”).

The proceeds of borrowings under the Term Loan Agreement may be used for general corporate purposes.

Amounts borrowed under the Term Loan Agreement will be in U.S. Dollars. Interest on Eurocurrency loans will accrue at LIBOR (with interest periods of 1, 2, 3 or 6 months) plus spreads based on credit ratings assigned to certain debt of Fortune Brands. Interest on alternate base rate loans will accrue at the higher of (i) Barclay’s prime rate or (ii) the federal funds effective rate plus  1/2 of 1% per annum.

The Term Loan Agreement contains, among other things, conditions precedent, covenants, representations and warranties and events of default customary for facilities of this type. Such covenants include certain limitations on secured debt, sale-leaseback transactions, subsidiary debt and guarantees, fundamental changes and transactions with affiliates. The Term Loan Agreement also includes a covenant under which Fortune Brands is required to maintain a minimum ratio of consolidated EBITDA to consolidated interest expense of 3.5 to 1.0.

Under certain conditions the lending commitments under the Term Loan Agreement may be terminated by the lenders and amounts outstanding under the Term Loan Agreement may be accelerated. Such events of default include failure to pay any principal, interest or other amounts when due, failure to comply with covenants, breach of representations or warranties in any material respect, non-payment or acceleration of other material debt of Fortune Brands and its subsidiaries, bankruptcy, material judgments rendered against Fortune Brands or certain of its subsidiaries, certain ERISA events or a change of control of Fortune Brands, subject to various exceptions and notice, cure and grace periods.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Term Loan Agreement dated as of October 8, 2008 among Fortune Brands, Inc., the lenders party thereto, Barclays Capital and The Royal Bank of Scotland plc, as Syndication Agents, and Barclays Bank PLC, as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

By:	/s/ Mark A. Roche
Name:	Mark A. Roche
Title:	Senior Vice President, General Counsel and Secretary

Date: October 14, 2008

Exhibit Index

Exhibit Number	Description
99.1	Term Loan Agreement dated as of October 8, 2008 among Fortune Brands, Inc., the lenders party thereto, Barclays Capital and The Royal Bank of Scotland plc, as Syndication Agents, and Barclays Bank PLC, as Administrative Agent.

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